Exhibit 23.2

LOGO
                            Williams & Webster, P.S.
               Certified Public Accountants & Business Consultants
                        Bank of America Financial Center
                          601 w. Riverside, Suite 1940
                             Spokane, WA 99201-0611
     509-838-5111 Fax: 509-6838-5114 * E-mail: wwpcpas@Williams-webster.com


February 22, 2000


United States Securities and Exchange Commission
Washington, D.C.  20549


Dear Sirs:

     RE: ELGRANDE.COM, INC. ("the Company")


We have prepared the audited financial statements for the Company Services for the fiscal year ended May 31, 1999 contained in the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1999 and do hereby consent to their inclusion with the Company's intended registration statement on Form S-8.


Yours truly,



/s/      JOHN WEBSTER
         John Webster
For      Williams  & Webster, P.S